Exhibit 99.2

cognizant

Q2 2022

"In a period of unprecedented labor market conditions characterized by elevated attrition and significant wage inflation, we focused on our client commitments and delivered balanced financial results in the second quarter. As we position the company for sustained success, we will continue to invest in our talented employees, our clients and our capabilities."

Brian Humphries | Chief Executive Officer

Revenue

$4.9 billion

Reported YoY ↑ 7.0%

Constant Currency YoY ↑ 9.5%

Digital revenue up ~13% year-over-year and represents 50% of total revenue

GAAP and Adjusted Operating Margin | 15.5%

GAAP EPS | $1.11

Adjusted Diluted EPS | $1.14

Cash Flow	Cash Flow From Operations	Free Cash Flow
	$528M	$485M

Capital Return	Q2 2022 Dividend	Q2 2022 Share Repurchases
	$141M $0.27/share	$318M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


Rest of World
↑ 5.8% ↑ 11.2%
$0.3
Europe
↑ 2.0% ↑ 12.6%
$0.9
$3.7
North America
↑ 8.4% ↑ 8.6%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


Communications, Media & Technology
↑ 16.1% ↑ 19.5%
$0.8
$1.6
Financial Services
↑ 2.7% ↑ 5.1%
Products & Resources
↑ 8.1% ↑ 11.6%
$1.1
$1.4
Health Sciences
↑ 6.3% ↑ 7.6%

Total Employees

341,300

+900 QoQ

+40,100 YoY

Voluntary Annualized Attrition

31%

Voluntary Trailing 12-Month Attrition

32%

2021 ESG Report


cognizant
intuition
engineered
ESG Report 2021

Q2 2022 year-over-year revenue growth reflects the impact from the sale of the Samlink subsidiary. For more information on the impact from the sale of the Samlink subsidiary, digital revenue and for non-GAAP financial reconciliations refer to Cognizant's 2022 second quarter earnings release issued on July 27, 2022, which accompanies this presentation and is available at investors.cognizant.com.